Exhibit 99.1

ELECTRIC VEHICLE COMPANY CANOO TO LIST ON NASDAQ THROUGH MERGER WITH HENNESSY CAPITAL ACQUISITION CORP IV

●	Transaction to provide approximately $600 million of gross proceeds that will support the production and launch of electric vehicles (EV) featuring Canoo’s advanced skateboard technology

●	Canoo’s proprietary, all-electric skateboard platform has been purposefully designed and engineered to support a wide range of business-to-consumer (B2C) and business-to-business (B2B) vehicle configurations

●	First vehicle set to launch in 2022 is purpose-built for a subscription revenue model and leverages Canoo’s flat skateboard architecture to deliver the highest usable interior space in its class

●	B2B delivery vehicle program expected in 2023 addresses a projected $50B+ last-mile delivery market with an EV platform that maximizes cargo volume

●	Transaction is supported by a fully committed common stock PIPE of over $300 million, including investments from funds and accounts managed by BlackRock, among other institutional investors

●	As a result of outsized demand, the PIPE offering was meaningfully oversubscribed and upsized

●	Pro forma equity value of the merger is approximately $2.4 billion

LOS ANGELES, CA (August 18, 2020) – Canoo Holdings Ltd. (“Canoo”), a company developing breakthrough electric vehicles (EV) from the ground up, and Hennessy Capital Acquisition Corp. IV (“HCAC”) (NASDAQ: HCAC), a special purpose acquisition company, today announced they have entered into a definitive agreement for a business combination that would result in Canoo becoming a publicly listed company. Upon closing of the transaction, the combined operating company will be named Canoo Inc. and will continue to be listed on the Nasdaq Stock Market under the ticker symbol “CNOO.”

Canoo is a high-growth EV company, distinguished by its experienced team with an emphasis on engineering expertise and achievement. Canoo has designed the world’s flattest modular “skateboard” platform that allows it to reimagine EV design, maximize usable interior space and support a wide range of vehicle applications. Canoo’s skateboard architecture – a unique, self-contained, independently drivable rolling chassis – directly houses all of the most critical components of an EV. It will feature the market’s first true steer-by-wire platform, which, along with a composite leaf spring suspension, enables the skateboard’s flat structure and maximizes vehicle interior space. Canoo has also developed proprietary electric drivetrain and battery systems which are incorporated into the skateboard. All of Canoo’s EVs will share the same skateboard and utilize different cabins or “top hats” that can be paired on top to create unique vehicles. This highly modular approach will facilitate efficient production at scale and enable Canoo to rapidly develop vehicles serving different market and consumer segments at reduced cost, as the majority of research and development and crash testing is built into the skateboard.

Canoo Co-Founder and Chief Executive Officer, Ulrich Kranz said, “Today marks an important milestone of Canoo’s effort to reinvent the development, production and go-to-market model of the electric vehicle industry. Our technology allows for rapid and cost-effective vehicle development through the world’s flattest skateboard architecture, and we believe our subscription model will transform the consumer ownership experience. We are excited to partner with Hennessy Capital and we are energized to begin our journey through a shared passion to deliver an environmentally friendly and versatile vehicle development platform to the market.”

Daniel Hennessy, Chairman & Chief Executive Officer of HCAC said, “We are thrilled to partner with Canoo on their mission to reinvent urban mobility with a greener, simpler and more affordable portfolio of EV solutions. Unlike any other EV company, Canoo has created a go-to-market strategy that captures both B2C and B2B demand with the same skateboard architecture and technology that has already been validated by key partnerships such as with Hyundai. HCAC has an abiding commitment to sustainable technologies and infrastructure, and we are excited to serve as a catalyst to advance the launch of the Canoo vehicle offerings.”

Led by Kranz, an automotive industry veteran with more than 30 years of executive experience at BMW, together with nearly 300 employees, the Canoo team has already shown its ability to deliver results by successfully designing, engineering and manufacturing its Beta vehicle in just 19 months and has completed more than 50 physical crash tests. Canoo expects to introduce its first model in 2022 that will be targeted at consumers in major urban markets. This lifestyle vehicle – eponymously named the canoo – leverages the company’s low profile skateboard architecture to deliver the highest volume utilization across all classes of competitor vehicles currently on the market and has been purposefully developed for a subscription business model.

In addition, Canoo has designed a commercial delivery B2B vehicle with expected availability in 2023 that directly capitalizes on Canoo’s core skateboard technology. Canoo’s delivery vehicle competes in a size segment that other competitors are currently not addressing and capitalizes on the need for a small, city-built, last-mile delivery solution. This high-efficiency platform maximizes cubic cargo volume and targets the fast growing last-mile delivery market.

Canoo’s consumer go-to-market strategy capitalizes on changing consumer preferences to deliver a month-to-month, commitment-free, subscription-based business model. With a single monthly fee and no upfront payment, Canoo members enjoy the benefits of an all-inclusive experience that, in addition to your own canoo vehicle, includes maintenance, warranty, registration and access to insurance and vehicle charging. This go-to-market model is designed to deliver an affordable and simplified customer experience while also enhancing lifetime vehicle revenue and margin to shareholders.

To learn more about Canoo and for a video of the company’s vehicle, please click here.

Transaction Overview

The business combination values Canoo at an implied $2.4 billion pro forma equity value, at the $10.00 per share price and assuming no redemptions of HCAC’s existing public stockholders. The combined company will receive approximately $600 million of proceeds from an upsized fully committed common stock PIPE offering of over $300 million, along with the approximately $300 million cash held in trust assuming no redemptions of HCAC’s existing public stockholders. The boards of directors of both Canoo and HCAC have unanimously approved the proposed business combination, which is expected to be completed in the fourth quarter of 2020, subject to, among other things, the approval by HCAC stockholders and the satisfaction or waiver of other customary closing conditions.

Additional information about the proposed transaction, including a copy of the merger agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by HCAC today with the Securities and Exchange Commission and available at www.sec.gov.

Advisors

BofA Securities is serving as exclusive financial advisor, and Cooley LLP is serving as legal advisor to Canoo. Nomura Securities International, Inc. and Stifel, Nicolaus & Company, Incorporated are serving as joint placement agents on the PIPE offering and as joint financial advisors to HCAC, and Sidley Austin LLP is serving as legal advisor to HCAC. ICR, LLC is serving as communications advisor for Canoo.

Investor Conference Call

Canoo and HCAC will host a joint investor conference call to discuss the business and the proposed transaction today, August 18, 2020 at 8:00 AM ET.

To listen to the conference call via telephone dial (833) 529-0219 (U.S.) and (236) 389-2148 (international callers/U.S. toll) and enter the conference ID number 8571848. To listen to the webcast, please click here. A telephone replay will be available until Tuesday, September 1, 2020 at (800) 585-8367 and Conference ID number 8571848.

About Canoo

Canoo is a Los Angeles-based company that has developed breakthrough electric vehicles from the ground up, reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team – numbering nearly 300 employees from leading tech and automotive companies – Canoo has designed a modular skateboard platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses. Canoo expects to launch its first consumer model in 2022, simply named the canoo and available only by subscription, followed shortly after by a last-mile delivery vehicle and a sport vehicle, each built off of the same underlying skateboard platform.

For more information, please visit www.canoo.com.

For Canoo press materials, including photos, please visit press.canoo.com.

About HCAC

Hennessy Capital Acquisition Corp. IV is a special purpose acquisition company (or SPAC) which raised $300 million in its IPO in March 2019 and is listed on the Nasdaq Stock Market (NASDAQ: HCACU). HCAC was founded by Daniel J. Hennessy and to pursue an initial business combination, with a specific focus on businesses in the industrial, technology and infrastructure sectors. For more information, please visit www.hennessycapllc.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the transaction and the potential success of Canoo’s go-to-market strategy, and expectations related to the terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s and HCAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo and HCAC. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of HCAC or Canoo is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Canoo; risks related to the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; risks related to future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy and subscription business model; the effects of competition on Canoo’s future business; the amount of redemption requests made by HCAC’s public stockholders; the ability of HCAC or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future, and those factors discussed in HCAC’s final prospectus filed on March 4, 2019, Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, in each case, under the heading “Risk Factors,” and other documents of HCAC filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither HCAC nor Canoo presently know or that HCAC and Canoo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect HCAC’s and Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. HCAC and Canoo anticipate that subsequent events and developments will cause HCAC’s and Canoo’s assessments to change. However, while HCAC and Canoo may elect to update these forward-looking statements at some point in the future, HCAC and Canoo specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing HCAC’s and Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information for Investors and Shareholders

In connection with the proposed business combination, HCAC will file a registration statement on Form S-4, including a proxy statement, with the SEC. Additionally, HCAC will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of HCAC are urged to read the registration statement / proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

HCAC and its directors and officers may be deemed participants in the solicitation of proxies of HCAC’s stockholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of HCAC’s executive officers and directors in the solicitation by reading HCAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the registration statement / proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of HCAC’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

Contacts

For Canoo / Media Relations

Stacy Morris

press@canoo.com

Investor Relations

Mike Callahan / Tom Cook
CanooIR@icrinc.com

For Hennessy Capital Acquisition Corp IV

Cody Slach

cody@gatewayir.com